Exhibit 99.1

Standard Register®

ADVANCING YOUR REPUTATION

600 Albany St. · Dayton, OH 45417

Investor and media contact:

937.221.1000 · 937.221.1205 (fax)

Carol Merry 614.383.1624

www.standardregister.com

carol.merry@fahlgren.com

Standard Register Common Stock to Move to OTC Trading

DAYTON, Ohio (March 4, 2015) - The Standard Register Company (the “Company,” NYSE: SR) today announced that it received a written notice from NYSE Regulation, Inc. that trading of the Company’s common stock on the New York Stock Exchange (“NYSE”) would be suspended before the NYSE opens on March 4, 2015. The NYSE reached its decision to delist the common stock pursuant to Section 802.01B of the NYSE’s Listed Company Manual because the Company has fallen below the NYSE’s continued listing standard requiring listed companies to maintain an average global market capitalization over a consecutive 30 trading day period of not less than $15,000,000.

The Company also announced that its common shares will be available for trading over-the-counter (“OTC”) on the OTC Pink marketplace beginning at 9:30 a.m. on March 4, 2015 under the ticker symbol SRCT.

NYSE has informed the Company that it will apply to the Securities and Exchange Commission to delist the Company’s common stock upon the completion of all applicable procedures, including any appeals by the Company of NYSE’s decision. While the Company has the right to appeal the NYSE determination, based upon the cost of appeal and the likelihood of success, the Company believes that it is in the best interest of its shareholders not to contest this action and has informed the NYSE that the Company will not appeal the NYSE’s determination.

This transition to the OTC markets does not affect the Company’s business operations and will not change its obligation to file periodic and certain other reports with the Securities and Exchange Commission under applicable federal securities laws. Company shareholders are still the registered owners of their common shares of the Company and commencing Wednesday, March 4, 2015 will be able to trade them on OTC Pink.

About Standard Register

Standard Register (NYSE:SR) is trusted by the world’s leading companies to advance their reputations and add value to their operations by aligning communications with corporate brand standards. Providing market-specific insights and a compelling portfolio of workflow, content and analytics solutions to address the changing business landscape in healthcare, financial services, manufacturing, transportation and retail markets, Standard Register is the recognized leader in the management and execution of mission-critical communications. More information is available at http://www.standardregister.com.

Safe Harbor Statement

This press release contains forward-looking statements covered by the Private Securities Litigation Reform Act of 1995. Because such statements deal with future events, they are subject to various risks and uncertainties and actual results could differ materially from the Company’s current expectations. Factors that could cause the Company’s results to differ materially from those expressed in forward-looking statements include, without limitation, our ability to successfully integrate the acquired assets or achieve the expected synergies of the WorkflowOne acquisition, future pension funding requirements and recognition of actuarial gains and losses, access to capital for expanding in our solutions, the pace at which digital technologies and electronic health records (EHR) adoption erode the demand for certain products and services, the success of our plans to deal with the threats and opportunities brought by digital technology, results of cost containment strategies and restructuring programs, our ability to attract and retain key personnel, variation in demand and acceptance of the Company’s products and services, frequency, magnitude and timing of paper and other raw material price changes, the timing of the completion and integration of acquisitions, general business and economic conditions beyond the Company’s control, and the consequences of competitive factors in the marketplace, including the ability to attract and retain customers. The Company undertakes no obligation to revise or update forward-looking statements as a result of new information, since these statements may no longer be accurate or timely. For more information, see the Company’s most recent Form 10-K and other filings with the Securities and Exchange Commission.